UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2017

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) CARBO Ceramics Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2017. At the Annual Meeting, the stockholders of the Company approved the adoption of the Amended and Restated 2014 CARBO Ceramics Inc. Omnibus Incentive Plan (the “A&R 2014 Plan”). The A&R 2014 Plan is effective as of May 16, 2017 and replaces for future grants the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan.

The A&R 2014 Plan authorizes the issuance of an additional 700,000 common shares of the Company, having a par value of $0.01 per share, and permits the granting of cash-based awards, stock options, phantom stock, stock appreciation rights, restricted stock, restricted stock units, performance shares and other equity-based awards providing similar benefits to eligible employees and non-employee directors.

For a description of the principal terms of the Company’s A&R 2014 Plan, see “Summary of the Amended and Restated Plan” under “Item 4 – Approval of the Amended and Restated 2014 CARBO Ceramics Inc. Omnibus Incentive Plan Including an Increase in the Number of Shares Available for Issuance by 700,000 Shares” in the Company’s Proxy Statement dated April 6, 2017 for the Annual Meeting, which description is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on May 16, 2017. Voting results for each proposal considered at the Annual Meeting are set forth below. The proposals are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 6, 2017.

(b)

Proposal 1:	Election of seven directors.

The seven individuals listed below were elected as directors of the Company at the Annual Meeting. Voting results for each director were as follows:

Names	For	Withheld	Broker Non-Votes
Sigmund L. Cornelius	18,312,973	1,616,056	4,235,431
Chad C. Deaton	18,251,556	1,677,473	4,235,431
Gary A. Kolstad	18,259,276	1,669,753	4,235,431
H.E. Lentz, Jr.	18,104,490	1,824,539	4,235,431
Randy L. Limbacher	18,253,785	1,675,244	4,235,431
William C. Morris	17,854,360	2,074,669	4,235,431
Robert S. Rubin	17,908,256	2,020,773	4,235,431

Proposal 2:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Voting results with respect to the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017 were as follows:

For	Against	Abstentions	Broker Non-Votes
24,020,907	122,272	21,281	0

Proposal 3:	Approval of the Amended and Restated 2014 CARBO Ceramics Inc. Omnibus Incentive Plan.

Voting results with respect to the approval of the Amended and Restated 2014 CARBO Ceramics Inc. Omnibus Incentive Plan were as follows:

For	Against	Abstentions	Broker Non-Votes
18,040,170	560,325	1,328,534	4,235,431

Proposal 4:	Approval of the issuance of certain warrants and the shares of common stock issuable upon their exercise pursuant to the Warrant by and between the Company and the Wilks Brothers LLC.

Voting results with respect to the approval of the Warrant by and between the Company and the Wilks Brothers LLC were as follows:

For	Against	Abstentions	Broker Non-Votes
19,636,094	272,651	20,284	4,235,431

Proposal 5:	Advisory vote on the compensation of the named executive officers.

Voting results with respect to the advisory vote on the compensation of the named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
18,202,076	381,328	1,345,625	4,235,431

Proposal 6:	Advisory vote on the frequency of future advisory votes on the compensation of the named executive officers.

Voting results with respect to the frequency of future advisory votes on the compensation of the named executive officers were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
17,357,149	81,706	2,465,300	24,874	4,235,431

(d)  Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation.

A majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by our stockholders, the Board of Directors of the Company has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our Annual Meeting of Stockholders in 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: May 19, 2017
	By:	/s/ John R. Bakht
John R. Bakht
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer